EXHIBIT 31.3

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO RULES 13a-14(a) AND 15(d)-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,
AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
I, Michael Tiedemann, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of AlTi Global, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 5, 2024

/s/ Michael Tiedemann
Michael Tiedemann Chief Executive Officer (Principal Executive Officer)